      As filed with the Securities and Exchange Commission on May 6, 2003

                                                   File No. ___________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         MEDVISION CAPITAL CORPORATION
                         -----------------------------
                (Name of small business issuer in its charter)

       DELAWARE                      6199                      51-0443074
       --------                      ----                      ----------
(State or Jurisdiction   (Primary Standard Industrial       (I.R.S. Employer
  of Incorporation or     Classification Code Number)      Identification No.)
     Organization)

                          2000 HAMILTON STREET, #520
                     PHILADELPHIA, PENNSYLVANIA 19130-3883
                                (215) 893-3662
                                --------------
         (Address and telephone number of principal executive offices)

                          2000 HAMILTON STREET, #520
                     PHILADELPHIA, PENNSYLVANIA 19130-3883
                     -------------------------------------
    (Address of principal place of business or intended principal place of business)

                         MICHAEL TAY, PRESIDENT & CEO
                          2000 HAMILTON STREET, #520
                     PHILADELPHIA, PENNSYLVANIA 19130-3883
                     Telephone / Facsimile: (215) 893-3662
                     -------------------------------------
           (Name, Address and Telephone Number of Agent For Service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |
Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of
 Shares to be Registered   |     Registered     |     Per Share(1)     |   Offering Price   | Registration Fee
---------------------------------------------------------------------------------------------------------------
 Common stock, $.001 par   |                    |                      |                    |
  value..................  |  5,000,000 shares  |        $0.50         |     $2,500,000     |     $202.50
---------------------------------------------------------------------------------------------------------------
 Total...................  |  5,000,000 shares  |        $0.50         |     $2,500,000     |     $202.50
===============================================================================================================

1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                  PART I--INFORMATION REQUIRED IN PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL
OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE
WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 6, 2003

PROSPECTUS

                         MEDVISION CAPITAL CORPORATION

                       5,000,000 SHARES OF COMMON STOCK
                            PRICE PER SHARE: $0.50
            TOTAL CASH PROCEEDS IF ALL SHARES ARE SOLD: $2,500,000

       This is our initial public offering.  We are offering up to 5,000,000 shares of our common stock at a price of $0.50 per share.  We will offer the shares ourselves and do not plan to use underwriters or pay any commissions.
The shares will be offered and sold by our president, Michael Tay.

       There is no trading market for our common stock.

       There is no minimum amount of shares that are required to be sold in this offering.  The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors.
                               _________________

       THE PURCHASE OF OUR SHARES INVOLVES SUBSTANTIAL RISK.  SEE "RISK
FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF RISKS TO CONSIDER BEFORE
PURCHASING OUR COMMON STOCK.
                               _________________

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                       Underwriting Discounts    Proceeds to
                    Price to Public        and Commissions        MedVision
                    ---------------        ---------------        ---------
Per Share .......       $0.50                    $0                 $0.50
Total ...........     $2,500,000                 $0               $2,500,000

                  The date of this prospectus is May 6, 2003.

                               TABLE OF CONTENTS

RISK FACTORS..........................................................................
    We Were Organized On January 3, 2003 And Have Not Begun To Operate Our
    Healthcare Receivables Finance Business, Which Makes An Evaluation Of Our
    Business Difficult................................................................
    We Have Generated No Revenue Since Inception And Our Independent Auditors
    Have Raised Substantial Doubts About Our Ability To Continue As A Going
    Concern.  Therefore, We Must Raise Additional Capital, If We Do Not,
    Investors In This Offering May Lose Their Entire Investment.......................
    Since This Is A Direct Public Offering And There Is No Underwriter, We May
    Not Be Able To Sell Any Shares Ourselves, And Investors Run The Risk Of
    Losing Their Entire Investment....................................................
    You May Lose All Or Substantially All Of Your Investment In Our Shares If
    We Are Not Successful In Developing Our Healthcare Receivables Finance
    Business..........................................................................
    Our Ability To Enter Into The Healthcare Receivables Finance Business
    Requires Us To Have Significant Capital Available And May Require Us To
    Seek Additional Financing.  If We Do Not, Investors In This Offering May
    Lose Their Entire Investment......................................................
    Our Sole Director, Michael Tay, Has Significant Control Over Stockholder
    Matters, Which Will Restrict the Ability of Minority Stockholders to
    Influence Our Activities That Might Be Beneficial to Them.........................
    Our Healthcare Receivables Finance Business Will Be Subject To Credit Risks
    And Risks Of Default On The Receivables We Purchase...............................
    We Do Not Anticipate Obtaining Insurance Coverage On The Receivables We
    Will Purchase.....................................................................
    The Standards Of Creditworthiness Which We Will Establish May Be Inadequate
    To Prevent Losses.................................................................
    As There Is No Public Market for Our Common Shares, They Are an Illiquid
    Investment and Investors May Not Be Able to Sell Their Shares.....................
USE OF PROCEEDS.......................................................................
DETERMINATION OF OFFERING PRICE.......................................................
DILUTION..............................................................................
SELLING SECURITY HOLDERS..............................................................
PLAN OF DISTRIBUTION..................................................................
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.....................................
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..........................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................
DESCRIPTION OF SECURITIES.............................................................
CERTAIN TRANSACTIONS..................................................................
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...........................................................................
BUSINESS..............................................................................
PLAN OF OPERATION.....................................................................
LEGAL PROCEEDINGS.....................................................................
LEGAL MATTERS.........................................................................
EXPERTS...............................................................................
ADDITIONAL INFORMATION................................................................
FINANCIAL STATEMENTS..................................................................

                              PROSPECTUS SUMMARY

       You should read the following summary together with the more detailed information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus.  References in this prospectus to "we," "our" and
"us" refer to MedVision Capital Corporation.

       Medvision Capital Corporation was incorporated in the State of Delaware on January 3, 2003.  All of our operations to date have been related to the formation of our business.  We currently have minimal assets, no revenues and no operating history.  Our ability to commence operations and successfully implement our business plan depends on us obtaining adequate financial resources, which cannot be assured.

       We were formed to acquire healthcare receivables.  An example of a healthcare receivable would be the accounts receivable of a doctor's office, or amounts owed to a doctor's office by its patients and their insurance companies for medical services performed by the doctor.  We intend to acquire these healthcare receivables at a discount to the face amount of the receivable, or an amount that is less than what we believe to be the fully collectable amount of the receivable.  We will then attempt to collect the full face amount of the receivable and retain any profit resulting from the difference, or a predetermined rate of profit.

       Our objective is to successfully operate a healthcare receivable financing business for a profit.  However, since we have not yet begun to actively operate our business, we can not assure you that we will achieve this objective.

       We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction in the next twelve months.  A
"blank check company" is defined by securities laws as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

       Our address is at 2000 Hamilton Street, #520, Philadelphia, PA 19130-
3883.  Our telephone and facsimile number is (215) 893-3662.  Our registered statutory office is located at 25 Greystone Manor, Lewes, DE 19958.  Our fiscal year end is December 31.

                                 THE OFFERING

Common Stock Offering for Sale ................... Up to a maximum of 5,000,000 shares.

Price to the Public .............................. $0.50 per share in cash.

Use of Proceeds Primarily for .................... Operations and development of our business, marketing, working capital
                                                   and purchase of healthcare receivables.

Number of Shares Outstanding Prior to Offering ... 25,500,000

Number of Shares Outstanding After Offering ...... 26,000,000 if 10% of offering sold.
                                                   26,750,000 if 25% of offering sold.
                                                   28,000,000 if 50% of offering sold.
                                                   29,250,000 if 75% of offering sold.
                                                   30,500,000 if 100% of offering sold.

Plan of Distribution ............................. This is a direct public offering, with no commitment by anyone to purchase any
                                                   shares. Our shares will be offered and
                                                   sold by Michael Tay, our sole executive
                                                   officer and director.

Terms of Offering ................................ This is a no minimum offering.
                                                   Accordingly, as shares are sold, we will
                                                   use the money raised for our activities.
                                                   The offering will remain open until 180
                                                   days from the date of this prospectus.
                                                   We cannot be certain that we will be
                                                   able to sell sufficient shares to fund our
                                                   operations adequately.

                                 RISK FACTORS

       You should carefully consider the possibility that your entire investment may be lost.  As such, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus before purchasing our common stock.  Our common stock involves a high degree of risk.
Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in complete loss of your investment.

WE WERE ORGANIZED ON JANUARY 3, 2003 AND HAVE NOT BEGUN TO OPERATE OUR
HEALTHCARE RECEIVABLES FINANCE BUSINESS, WHICH MAKES AN EVALUATION OF OUR
BUSINESS DIFFICULT.

       Our company was incorporated on January 3, 2003 and has only undertaken activities related to the formation of our business and preparing for this offering.  We have not begun to operate our healthcare receivables financing business and have no history of operating such business upon which you can rely in making an investment decision concerning this offering.  Investing in a business in the start-up phase is riskier than investing in a business that has already begun its operations and has a history or operations.

WE HAVE GENERATED NO REVENUE SINCE INCEPTION AND OUR INDEPENDENT AUDITORS HAVE
RAISED SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.
THEREFORE, WE MUST RAISE ADDITIONAL CAPITAL, IF WE DO NOT, INVESTORS IN THIS
OFFERING MAY LOSE THEIR ENTIRE INVESTMENT.

       Our auditors report dated May 5, 2003 indicates there is substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependent upon our obtaining additional financing for our operations.  Without additional funding we could be only partially successful in implementing our business plan, or, in a worst-case scenario, we would be out of business entirely.  Therefore, shareholders are accepting a high probability of losing their entire investment.

SINCE THIS IS A DIRECT PUBLIC OFFERING AND THERE IS NO UNDERWRITER, WE MAY NOT
BE ABLE TO SELL ANY SHARES OURSELVES, AND INVESTORS RUN THE RISK OF LOSING
THEIR ENTIRE INVESTMENT.

       We have not retained an underwriter to sell these securities.  We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock.  Our sole officer and director, Michael Tay will be selling shares himself and has limited experience in selling securities.  If we fail to sell all the stock we are trying to sell, we will have to curtail our plan of operation, and you may lose all or substantially all of your investment.

YOU MAY LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN OUR SHARES IF WE
ARE NOT SUCCESSFUL IN DEVELOPING OUR HEALTHCARE RECEIVABLES FINANCE BUSINESS.

       The establishment of any new business is difficult and there can be no assurance that we will be able to successfully establish our healthcare receivable finance business or that it will be a commercial success.  If we are unsuccessful, you may lose all or substantially all of your investment.

OUR ABILITY TO ENTER INTO THE HEALTHCARE RECEIVABLES FINANCE BUSINESS REQUIRES
US TO HAVE SIGNIFICANT CAPITAL AVAILABLE AND MAY REQUIRE US TO SEEK ADDITIONAL
FINANCING.  IF WE DO NOT, INVESTORS IN THIS OFFERING MAY LOSE THEIR ENTIRE
INVESTMENT.

       We are dependent on the availability of capital to purchase healthcare receivables and other working capital requirements.  There is no minimum amount of shares which we have to sell in this offering so we may not sell a sufficient number of shares to successfully implement our business plan.  We have no current arrangements with respect to, or sources of, any additional capital, and there can be no assurance that such additional capital will be available to us when needed.  If we are unable to obtain additional capital this would have a material adverse effect on us and would cause us to be unable to implement our healthcare receivables finance business.  To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted.

       Our ability to enter into the healthcare receivable financing business will require additional capital which may come from proceeds of this offering, additional capital from current shareholders, loans or other private capital sources.  Management believes that we will require a minimum of $250,000 of available capital to begin purchasing healthcare receivables.  If such capital does not become available from the proceeds of this offering or such other sources, we will continue development stage operations for the next 24 months from available cash on hand.  We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering.  Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to enter into the healthcare receivables finance business and if additional capital is not received within 24 months from the date of this prospectus we may have to curtail remaining operations.

OUR SOLE DIRECTOR, MICHAEL TAY, HAS SIGNIFICANT CONTROL OVER STOCKHOLDER
MATTERS, WHICH WILL RESTRICT THE ABILITY OF MINORITY STOCKHOLDERS TO INFLUENCE
OUR ACTIVITIES THAT MIGHT BE BENEFICIAL TO THEM.

       Our sole officer and director, Michael Tay, holds all 25,500,000 of our common shares outstanding as of the date of this prospectus, which gives him voting control over all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of MedVision that might be beneficial to other stockholders.  In addition, if a takeover is delayed, deterred or prevented, shareholders may be prevented from receiving a premium price for their shares.

OUR HEALTHCARE RECEIVABLES FINANCE BUSINESS WILL BE SUBJECT TO CREDIT RISKS AND
RISKS OF DEFAULT ON THE RECEIVABLES WE PURCHASE.

       Our business is the purchase, collection and servicing of receivables owed to medical service providers by healthcare insurance companies, governmental healthcare programs such as Medicare and Medicaid and other payors required to pay the receivables.  Although we will seek to protect ourselves from delinquencies through the establishment of standards of creditworthiness and other evaluations of quality of receivables to be purchased, reserves and guarantees, our ability to fully recover amounts due under the healthcare receivables we purchase may be adversely affected by, among other things:

       -  the financial failure of the healthcare providers or the patients'
          insurance companies;
       -  the purchase of fraudulent receivables from a provider, misrepresentations of a provider or a conversion of account proceeds by a provider;
       -  third-party payor disputes and obligations to coverage; and
       -  third-party claims with respect to security interests.

       Any of these events could force us to reduce the reserve account balance we will maintain for each seller or seek enforcement of a seller's guarantee, both of which could prove to be inadequate to fully collect the receivables.
Therefore, there is no assurance that we will not experience losses on healthcare receivables in the future.  These potential future losses may be significant, may vary from current reserve estimates and could exceed the amount of the balance allocated to a seller's reserve account.  We do not maintain insurance covering credit losses.  In addition, the amount of provisions for losses and the withheld purchase price on healthcare receivables may be either greater or less than actual future charge-offs of the healthcare receivables relating to these provisions.

WE DO NOT ANTICIPATE OBTAINING INSURANCE COVERAGE ON THE RECEIVABLES WE WILL
PURCHASE.

       We do not anticipate obtaining insurance coverage reimbursing us for any losses on the healthcare receivables we will purchase.  While such lack of insurance will save us the expense of premiums associated with such insurance coverage, we will not have the added protection that such insurance would provide us in the event of losses experienced due to the uncollectability of receivables.

THE STANDARDS OF CREDITWORTHINESS WHICH WE WILL ESTABLISH MAY BE INADEQUATE TO
PREVENT LOSSES.

       The standards of creditworthiness which we will establish may not be sufficiently rigorous to avoid financing of receivables which are not collectible in whole or in part.  Since we have not yet purchased or collected any healthcare receivables investors in this offering will not be able to review our past performance in purchasing and collecting receivables including establishment of proper levels of reserves.

       If our receivables are not collected as expected, which expectations are based on assumptions by management, our ability to meet our financial obligations as well as our financial results could be adversely affected.

AS THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, THEY ARE AN ILLIQUID
INVESTMENT AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

       Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future.  We intend to apply for listing on the NASD over-the-counter bulletin board trading system pursuant to Rule 15c2-11 of the
Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing.  The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks.  There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system.  This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions.  If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

                                USE OF PROCEEDS

       The net proceeds to us from the sale of the 5,000,000 shares offered hereby at a public offering price of $0.50 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,230 for legal, accounting, printing and other costs in connection with the offering.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.  Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

Percent of total shares offered              10%         25%          50%         75%          100%
                                             ($)         ($)          ($)         ($)          ($)
                                          ---------   ---------   ----------   ----------   ----------
Shares Sold.............................    500,000   1,250,000    2,500,000    3,750,000    5,000,000

Gross Aggregate Proceeds From
   Offering.............................  $ 250,000   $ 625,000   $1,250,000   $1,875,000   $2,500,000
                                          ---------   ---------   ----------   ----------   ----------
Less Offering Expenses:
   Legal fees...........................      5,000       5,000        5,000        5,000        5,000
   Transfer agent fees..................      2,000       2,000        2,000        2,000        2,000
   Blue sky fees........................      3,000       3,000        3,000        3,000        3,000
   Accounting fees......................      3,000       3,000        3,000        3,000        3,000
   Printing and shipping................      2,000       2,000        2,000        2,000        2,000
   SEC registration fee.................        230         230          230          230          230
                                          ---------   ---------   ----------   ----------   ----------
   Total Net Offering Expenses..........     15,230      15,230       15,230       15,230       15,230
                                          ---------   ---------   ----------   ----------   ----------

Net Offering Proceeds...................    234,770     609,770    1,234,770    1,859,770    2,484,770
                                          ---------   ---------   ----------   ----------   ----------
Uses of Net Offering Proceeds - In
 Order of Priority:
   Purchase of receivables..............    117,385     304,885      617,385      929,885    1,242,385
   Sales and marketing expenses.........     37,563      97,563      197,563      297,563      397,563
   General and administrative expenses..     35,216      91,466      185,216      278,966      372,716
   Working capital......................     21,129      54,879      111,129      167,379      223,629
   Equipment and furnishings............     23,477      60,977      123,477      185,977      248,477
                                          ---------   ---------   ----------   ----------   ----------
   Total Uses of Net Proceeds...........    234,770     609,770    1,234,770    1,859,770    2,484,770
                                          =========   =========   ==========   ==========   ==========

                        DETERMINATION OF OFFERING PRICE

       There is no established public market for the shares of common stock being registered.  As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                   DILUTION

       You will suffer substantial dilution in the purchase price of your stock compared  to  the  net  tangible  book  value  per  share immediately after the purchase.

       As of April 30, 2003, MedVision's net tangible book value was $25,500, or $0.001 per share of common stock.  Net tangible book value is the aggregate amount of MedVision's tangible assets less its total liabilities.  Net tangible book value per share represents MedVision's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.
After giving effect to the sale of 5,000,000 shares at an offering price of
$0.50 per share of common stock, application of the estimated net sale proceeds
(after deducting offering expenses of $15,230), MedVision's net tangible book value as of the closing of this offering would increase from $0.001 to $0.08 per share.  This represents an immediate increase in the net tangible book value of $0.08 per share to current shareholders, and immediate dilution of
$0.42 per share to new investors, as illustrated in the following table:

   Public offering price per share of common stock...................  $0.50
   Net tangible book value per share prior to offering............... $0.001
   Increase per share attributable to new investors..................  $0.08
   Net tangible book value per share after offering..................  $0.08
   Dilution per share to new investors...............................  $0.42
   Percentage dilution...............................................    84%

       The following assumes the sale of 75% of the shares of common stock in this offering.  As of April 30, 2003, MedVision's net tangible book value was
$25,500, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of MedVision's tangible assets less its total liabilities.
Net tangible book value per share represents MedVision's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the sale of 3,750,000 shares at an offering price of $0.50 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,230), MedVision's net tangible book value as of the closing of this offering would increase from
$0.001 to $0.06 per share.  This represents an immediate increase in the net tangible book value of $0.06 per share to current shareholders, and immediate dilution of $0.44 per share to new investors, as illustrated in the following table:

   Public offering price per share of common stock...................  $0.50
   Net tangible book value per share prior to offering............... $0.001
   Increase per share attributable to new investors..................  $0.06
   Net tangible book value per share after offering..................  $0.06
   Dilution per share to new investors...............................  $0.44
   Percentage dilution...............................................    88%

       The following assumes the sale of 50% of the shares of common stock in this offering.  As of April 30, 2003, MedVision's net tangible book value was
$25,500, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of MedVision's tangible assets less its total liabilities.
Net tangible book value per share represents MedVision's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the sale of 2,500,000 shares at an offering price of $0.50 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,230), MedVision's net tangible book value as of the closing of this offering would increase from
$0.001 to $0.05 per share.  This represents an immediate increase in the net tangible book value of $0.05 per share to current shareholders, and immediate dilution of $0.45 per share to new investors, as illustrated in the following table:

   Public offering price per share of common stock...................  $0.50
   Net tangible book value per share prior to offering............... $0.001
   Increase per share attributable to new investors..................  $0.05
   Net tangible book value per share after offering..................  $0.05
   Dilution per share to new investors...............................  $0.45
   Percentage dilution...............................................    90%

       The following assumes the sale of 25% of the shares of common stock in this offering.  As of April 30, 2003, MedVision's net tangible book value was
$25,500, or $0.001 per share of common stock.  Net tangible book value is the aggregate amount of MedVision's tangible assets less its total liabilities.
Net tangible book value per share represents MedVision's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the sale of 1,250,000 shares at an offering price of $0.50 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,230), MedVision's net tangible book value as of the closing of this offering would increase from
$0.001 to $0.02 per share.  This represents an immediate increase in the net tangible book value of $0.02 per share to current shareholders, and immediate dilution of $0.48 per share to new investors, as illustrated in the following table:

   Public offering price per share of common stock...................  $0.50
   Net tangible book value per share prior to offering............... $0.001
   Increase per share attributable to new investors..................  $0.02
   Net tangible book value per share after offering..................  $0.02
   Dilution per share to new investors...............................  $0.48
   Percentage dilution...............................................    96%

       The following assumes the sale of 10% of the shares of common stock in this offering.  As of April 30, 2003, MedVision's net tangible book value was
$25,500, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of MedVision's tangible assets less its total liabilities.
Net tangible book value per share represents MedVision's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the sale of 500,000 shares at an offering price of $0.50 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,230), MedVision's net tangible book value as of the closing of this offering would increase from
$0.001 to $0.01 per share.  This represents an immediate increase in the net tangible book value of $0.01 per share to current shareholders, and immediate dilution of $0.49 per share to new investors, as illustrated in the following table:

   Public offering price per share of common stock...................  $0.50
   Net tangible book value per share prior to offering............... $0.001
   Increase per share attributable to new investors..................  $0.01
   Net tangible book value per share after offering..................  $0.01
   Dilution per share to new investors...............................  $0.49
   Percentage dilution...............................................    98%

                           SELLING SECURITY HOLDERS

       None  of  our  security  holders is offering any securities  under  this offering.  We are selling all of the shares under this offering.

                             PLAN OF DISTRIBUTION

GENERAL

       The following discussion addresses the material terms of the plan of distribution.

       We are offering up to 5,000,000 shares of our common stock at a price of
$0.50 per share.  We are offering the shares directly on a best-efforts, no-
minimum basis and no compensation is to be paid to any person for the offer and sale of the shares.  Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

       The offering will remain open until 180 days from the date of this prospectus, unless the maximum proceeds are received earlier or we decide to stop selling our shares.  Our sole officer and director, Michael Tay, existing stockholders and affiliates may purchase shares in this offering under the same terms as public investors would, and if purchased, they intent to hold the shares for investment purposes, and not with a view to further resale or distribution.  There is no limit to the number of shares they may purchase.

NO PUBLIC MARKET FOR COMMON STOCK

       There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the National Association of Securities Dealers (the
"NASD"), upon the effectiveness of the registration statement of which this prospectus forms a part.

       There are several requirements for listing our shares on the NASD
Bulletin Board, including:

       -  we must make filings pursuant to Sections 13 and 15(d) of the
          Securities Exchange Act of 1934;
       -  we must remain current in our filings;
       -  we must find a member of the NASD to file a Form 211 on our behalf.
          The information contained within Form 211 includes comprehensive data about our company and our shares.  Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

       We can provide no assurance that our shares will be traded on the
Bulletin Board or, if traded, that a public market will materialize.

       In addition, the NASD has indicated that, beginning in fourth quarter of
2003, the Bulletin Board will be phased out, and a new stock market, the
Bulletin Board Exchange ("BBX"), will be commenced as a part of the NASD's automated quotation system ("NASDAQ").  To qualify for listing on the BBX, companies will have to comply with various requirements to be set by the NASD.
If we are unable to meet the BBX listing requirements, and the Bulletin Board is eliminated by the NASD, then our shares may only be able to be purchased and sold in the "Pink Sheets."  If this occurs, it could have a materially adverse impact on the price and liquidity of our common stock covered by this prospectus.

NO BROKER IS BEING UTILIZED IN THIS OFFERING

       This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used.  In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus.  Additionally, the NASD's corporate finance department must issue a "no objection" position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

OUR PRESIDENT WILL BE SELLING OUR SECURITIES ON OUR BEHALF

       Although our president is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

       -  He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
       -  He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
       -  He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

       He will restrict his participation to the following activities:

   A.  Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;
   B.  Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
   C.  Performing ministerial and clerical work involved in effecting any transaction.

NO ESCROW OF PROCEEDS

       There will be no escrow of any of the proceeds of this offering.
Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have been cleared.  These funds shall be non-refundable to subscribers except as may be required by applicable law.

METHOD OF SUBSCRIBING

       You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the closing of the offering, to us.  The subscription price of $0.50 per share must be paid in cash or by check, bank draft or postal money order payable in United States dollars to the order of
MedVision Capital Corporation and delivered to us at 2000 Hamilton Street,
#520, Philadelphia, Pennsylvania 19130-3883.  We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

PENNY STOCK REFORM ACT OF 1990

       The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock.  The
Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions.  Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale.  Our shares will probably be subject to the Penny Stock Reform
Act, thus potentially decreasing the ability to easily transfer our shares.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       Some of the statements under the "Prospectus Summary," "Risk Factors,"
"Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements.  The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements.  Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

       In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects,"
"plan," "anticipates," "believes," "estimates," "predicts," "potential," or
"continue" or the negative of such terms or other comparable terminology.

       Although we believe that the expectations reflected in the forward-
looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of such statements.  We are under no duty to update any of the forward-looking statements after the date of this prospectus.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

       The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

  NAME          AGE   TERM SERVED       TITLE / POSITION(S)
  -----------   ---   ---------------   -----------------------------------
  Michael Tay   66    Since inception   President, Chief Executive Officer,
                                        Secretary, Treasurer and Director

       There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

MICHAEL TAY - CEO, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR

       Michael Tay is the founder of MedVision Capital Corporation.  Mr. Tay has been the president, chief executive officer, secretary, treasurer and
director since our inception on January 3, 2003.   Mr. Tay is also currently
the president, chief executive officer and director of Legend International
Holdings, Inc., and its wholly owned subsidiary Legend Consolidated Group,
Inc., a company that plans to become a specialty medical products distributor that sells to hospitals and healthcare groups, including sub-acute care facilities, home care companies and specialty physician groups.  For the past five years, Mr. Tay has devoted most of his time in managing his own investments in securities and real estate, including commercial, and residential real estate investments in undeveloped land as well as income producing properties, mutual funds and other securities investments, both debt and equity, in companies listed on exchanges such as AMEX or traded over-the-
counter and listed on NASDAQ and the OTC Bulletin Board.  Mr. Tay will devote substantially all of his time on the business of MedVision Capital Corporation.

       Our officers are elected annually by the board of directors and may be replaced or removed by the board at any time.  Our directors are elected by our shareholders annually and serve until the election and qualification of their successors or their earlier resignation or removal.

       No officer, director, or persons nominated for such positions and no promoters or significant employee of MedVision has been involved in legal proceedings that would be material to an evaluation of our management.

BOARD OF DIRECTOR COMMITTEES

       Our board has not yet established any committees.

DIRECTOR COMPENSATION

       Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings.

EXECUTIVE COMPENSATION

       Our sole director does not currently receive and has never received any compensation for serving as a director to date.  In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers.
However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

       The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the current fiscal year, by Mr. Tay, our sole executive officer.

                          Annual Compensation          Long Term Compensation
                          -------------------          ----------------------
                                                          Restricted         LTIP
Name and Position          Year     Salary Bonus Other    Stock Awards  SAR payout Other
-----------------------    ----     -----  ----- -----    ------------  --- ------ -----
Michael Tay, C.E.O.,       2003      -0-    -0-   -0-          0         0     0     0
President, Secretary,
Treasurer and Director

       We do not presently have a stock option plan.

EMPLOYMENT AGREEMENTS

       We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

MANAGEMENT'S FIDUCIARY DUTIES

       No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter.  No proceeds from this offering will be loaned to our sole officer and director, and any of his affiliates.  We also will not use proceeds of this offering to purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information with respect to the beneficial ownership of our common stock, with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Address             Title     Amount and Nature of       Percent Before
of Beneficial Owner (1)     of Class   Beneficial Ownership        Offering (2)
------------------------    --------   --------------------        ------------
Michael Tay, President,      Common      25,500,000 shares             100%
CEO, Secretary,                          Direct ownership
Treasurer and Director

All Officer and Director     Common      25,500,000 shares             100%
as a Group (1 Person)                    Direct ownership
___________
   (1) The address for all persons listed is 2000 Hamilton Street, #520,
       Philadelphia, PA 19130-3883.
   (2) Based on current outstanding common shares of 25,500,000.

       There are currently no arrangements that would result in a change of control of us.

                           DESCRIPTION OF SECURITIES

       The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The
shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

COMMON STOCK

       We are presently authorized to issue 100,000,000 shares of $.001 par value common stock.  The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of
Directors from funds legally available therefor.  No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities.  Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.  Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of
Directors.

       We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby.
The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-
assessable.  During the pendency of the offering, subscribers will have no rights as stockholders until the offering shall have been completed and the shares have been issued to them.

PREFERRED STOCK

       We are also presently authorized to issue 20,000,000 shares of $.001 par value preferred stock. Under our Certificate of Incorporation, as amended, the
Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the
Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware
Secretary of State, or copies thereof may be obtained from us.

OPTIONS AND WARRANTS

       We do not presently have any options or warrants authorized or any securities that may be convertible into common stock.  However, our sole director, Michael Tay, may later determine to authorize options and warrants for our company.

DIVIDEND POLICY

       We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends.  The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws.  Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

TRANSFER AGENT AND REGISTRAR

       We intend to use Holladay Stock Transfer, Inc., Scottsdale, AZ as our
transfer agent for the common stock upon completion of the offering.

SHARES ELIGIBLE FOR FUTURE SALE

       Upon completion of this offering, we will have 30,500,000 shares of common stock outstanding, if we sell all of the shares in this offering.  Of these shares, the 5,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

       The remaining 25,500,000 of common stock held by existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act.  These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of Rule
144.  We cannot predict the effect, if any, that offers or sales of these shares would have on the market price.  Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

       In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

       Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements.  In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate.  The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.  Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

       -  by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and
       -  by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

       There is presently no agreement by any holder, including our
"affiliates", of "restricted" shares not to sell their shares.

PENNY STOCK REGULATION

       Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-
dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                             CERTAIN TRANSACTIONS

       In connection with our organization, Michael Tay, our sole officer and director, paid an aggregate of $25,500 cash to purchase 25,500,000 shares of our common stock on January 3, 2003.

       Mr. Tay, acquired his shares with the intent to hold the shares for investment purposes and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that he may not sell such securities unless they are either registered with the SEC and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration.  The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90-
day periods.

       The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

       Our certificate of incorporation contains provisions permitted under the
General Corporation Law of Delaware relating to the liability of directors.
The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law.
Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the
General Corporation Law of Delaware.  We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

       Following the close of this offering, we will be subject to the State of
Delaware's business combination statute.  In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock.
The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

       As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions.  In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified.  The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.  At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted.  We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

       We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

       We undertake the following:

       Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

            [The balance of this page is intentionally left blank]

                                   BUSINESS

OVERVIEW

       Our business plan is to purchase healthcare provider accounts receivables at a discount to the face amount of the receivable.  We will then attempt to collect 100% of the account balance.  The receivables generally will be purchased from healthcare providers and other similar businesses, which we refer to in this prospectus as our "sellers" or "providers."  We will rely on our officers and employees to provide the services required for the purchase, monitoring and administration of the receivables, like marketing, servicing, underwriting and acquisition services.

       Our receivable purchases will generally be limited to those having payors like:

   -   Medicare;
   -   Medicaid;
   -   other governmental agencies like Civilian Health and Medical Program of the Uniform Services ("CHAMPUS");
   -   commercial insurance companies;
   -   casualty insurers; and
   -   managed care providers, preferred provider organizations and self-
       insured companies.

       We will only purchase the insured portion of an account receivable generated from patient services rendered by healthcare providers that meet the financial requirements and underwriting standards that we will establish and which will be designed to limit any losses on the purchase of receivables.
This will include limitations on the amount of receivables purchased from any one provider.

       We will establish credit criteria which is similar to that used by other similar lending institutions.  We will review the relevant operating, historical and financial data of prospective providers to assess the financial risk involved in purchasing those prospective providers' healthcare receivables.  The insured portion represents an obligation of third-party insurance companies, large corporations, state or federal government agencies, preferred provider organizations or health maintenance organizations.  We will not purchase any portion of receivables that are "self-pay."  Self-pay relates to the portion of the receivable to be paid by an individual patient.

       We have never declared bankruptcy or been in receivership, and have never been involved in any legal action or proceedings whatsoever. Since becoming incorporated, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have no intention to merge with another company or to be acquired by another company, or to act as a blank check company during the next twelve months. We have a specific business plan or purpose. As such we are not a blank check company as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933.

INDUSTRY BACKGROUND

       While the healthcare industry remains a major factor in the United
States economy, we believe that recent changes in the economics of healthcare delivery have increased the demand for financing services of the type to be offered by our company.  Due to the pressure from health insurance companies, corporations and government agencies to control healthcare costs, a trend toward managed care has emerged.  We believe the shift to managed care, coupled with the increasingly complicated reimbursement procedures implemented by payors of healthcare receivables, has made billing collection more difficult and time consuming, with collection time for healthcare receivables running 60 to 90 days or more, which presents financial problems for many providers.
Consequently, healthcare providers experience a substantially increased need for immediate cash flow to support not only daily operational expenses, but the additional billing and collection services expense.

       In order to improve collection efficiency, healthcare providers are forced to either out-source billing and collection or hire a number of highly skilled employees solely for these tasks. Despite these efforts, many providers often incur a significant loss due to their inability to effectively process large amounts of claim information in a timely manner.  With payor reimbursement arrangements requiring increasingly more complex and lengthy procedures, the providers' revenue collection departments have become less able to timely process the claims due to their limited capacity.  Improperly or incompletely submitted information results in payment delays.

       Consequently, we believe a serious administrative and cash flow management problem exists for many healthcare providers.  They are faced with numerous expenses ranging from equipment and facility costs to payroll and liability insurance fees.  In the new managed care environment, healthcare providers are forced to become more efficient business operators in order to remain profitable.  The consequences of a provider's inability or unwillingness to adapt to these changes by using more sophisticated revenue collection systems causes a shift in financial risk for providing healthcare from the payor to the provider.

       We believe these providers have an increased need for predictable cash flow.

       Businesses generally utilize working capital or accounts receivable financing to bridge the shortfall between the turnover of current assets and the maturity of current liabilities.  A business will often experience this shortfall during periods of revenue growth because cash flow from new revenues lags behind cash outlays required to produce new revenues.  For example, a growing labor intensive business will often need to fund payroll obligations before payments are received on new services provided or products produced.  We believe that many healthcare providers have rapidly expanding businesses, and therefore require accounts receivable financing to fund their growth.

       As a result of these developments, we believe financing or sale of healthcare receivables has become a more efficient solution to meet the cash flow needs of today's healthcare providers.

OUR BUSINESS STRATEGY

       Banks, commercial finance companies, factors and various smaller financing companies provide financing through the purchase of receivables.  We believe these lenders typically have been less willing to provide financing to smaller healthcare providers of the types we intend to serve and that a substantial market demand exists for our services.

       Target Providers.  We intend to offer financing to medium and smaller hospitals, other healthcare providers and durable medical equipment distributors that generally do not produce receivables at a high enough level to attract large financial institutions, by purchasing their receivables.  We believe there is less competition for the financing business of these smaller providers. Initially, our primary marketing strategy will focus on the purchase of receivables from:

   -   physician groups consisting of two to six doctors;
   -   home healthcare facilities;
   -   durable medical equipment distributors;
   -   medical staffing companies;
   -   radiology and diagnostic medical facilities;
   -   medical testing facilities; and
   -   other healthcare businesses and related businesses which we determine through the underwriting process to have low risk.

       We intend to target those providers with billings of $20,000 to $200,000 per month.  We believe fee-for-service practitioners are a good type of client due to the relatively small nature of their business and the manner in which they are paid.  Fee-for-service practitioners are practitioners that bill for healthcare services using a retail billing rate for the services provided.
They are then paid by the insurance companies based on medical fee schedules established by the insurance industry.  These healthcare practitioners usually have two to six practitioners in one office. We believe their billing is relatively easy to monitor and purchase, and believe their payment pattern will be best suited for our business.  The other healthcare businesses with which we intend to deal are primarily small hospitals, skilled nursing facilities, home health agencies and medical clinics.

       Target Geographical Areas.  We intend to initially target fee-for-
service practitioners and other healthcare businesses in Philadelphia,
Pennsylvania as well as suburban areas.

       Obtaining Providers.  We generally will have four potential sources for developing and locating the healthcare provider base from which we will acquire receivables:

   -   referrals from banks and other financial institutions,
   -   referrals from independent financing brokers and insurance agents,
   -   advertising and public relations, and
   -   sales and marketing personnel.

       Banks are continually approached by medical groups for financing.  In addition, trust departments, brokerage firms and investment advisers are regularly asked by their provider clients where financing might be obtained.
Banks and institutions may refer providers to us in those cases where the institution is unwilling or unable to provide financing for its client.  Such a referral will provide the institution with the continued goodwill of its client since the institution will be providing assistance to the client by the referral even if it will not finance the client directly.  There can be no assurance that we will receive any such referrals.

       We believe a rapidly growing community of independent brokers exists that arranges financing specific to the healthcare industry.  These brokers refer providers to different lending institutions for a fee.  These brokers assist in locating receivables available for purchase from smaller providers that typically cannot find traditional financing because of their small size.

       Independent loan brokers act as middle men between potential sellers and potential purchasers of healthcare receivables.  They do not generally purchase receivables for their own account. Such brokers generally receive compensation of 10% of profits realized from their activities.  The services of such brokers provide valuable marketing to a new company such as MedVision Capital
Corporation in entering the healthcare receivables finance market. Since our marketing activities in the initial stages will be limited due to our limited amount of working capital, we believe that working with loan brokers will enable us to reach more potential customers than we could reach directly.

RECEIVABLES ACQUISITION PROCESS

       When we identify a healthcare provider or other seller who we may purchase receivables from, we will generally seek to enter into a receivables purchase agreement with that provider.  This agreement will give us the right of first refusal to purchase all receivables from that seller either weekly, bi-weekly, semi-monthly or monthly, generally for a period of one year.  The terms of the agreement will not require us to purchase any particular amount of receivables from any provider.

       Approval of Providers And Other Sellers.  Generally, we will purchase healthcare and other receivables directly from the seller after the seller and the receivables have met a set of criteria for the selection of the prospective sellers and guidelines for the receivables that will qualify for purchase.

       Underwriting Policies.  In order to avoid purchasing healthcare receivables which may be difficult or impossible to collect due to problems such as improper activities by healthcare providers and delivery of services not covered by patients' insurance, we will undertake due diligence and establish criteria which will govern the acceptable healthcare providers for our receivables financing services.  Such criteria will include, but not be limited to the following:

   -   credit report and financial statements of the healthcare provider
   -   search for liens filed under the Uniform Commercial Code
   -   review of legal status of the provider with the Secretary of State
   -   conduct on-site visual inspection of medical and billing facilities
   -   review tax returns of providers
   -   review billing procedures and collection efforts
   -   phone verification of insurance coverage for services rendered by the medical provider
   -   review receivable aging reports
   -   review copies of contracts with payors such as health maintenance organizations
   -   review good standing of providers with Medicare and Medicaid and insurers
   -   credit report for and financial statements of individual guarantors
   -   criminal background check for individuals involved in management of providers

       The purpose of the foregoing is to determine that the healthcare providers from which we purchase receivables:

   -   are in good standing with payors such as health maintenance organizations, private insurers and government payors;
   -   that the provider has a reasonable credit history
   -   that the provider has a satisfactory record of collecting its receivables
   -   that the management of the provider has no unacceptable credit or criminal matters
   -   that the provider has the ability to pay its obligations

       To the extent that the underwriting criteria that we establish do not allow us to avoid purchase of receivables which are objected to by the payor, we may experience losses in our healthcare finance receivable business.

       Since we have not yet begun operating our healthcare receivable financing business investors will not be able to judge the adequacy of the underwriting criteria which we will establish.

       Credit Risk Management.  The possible insolvency or loss of funding of an individual third-party payor is a significant risk to our business.  In order to minimize this risk, we will impose restrictions on the amount of receivables that can be purchased from any individual third-party payor, within each provider and within the total loan portfolio. We will constantly review industry rating agency reports and industry journals and articles in order to gain any foreknowledge of possible financial problems of any third-party payors.

       A credit report will be obtained from an appropriate credit agency on each prospective provider and its principals and any medical personnel with any ownership interest.  The provider must be creditworthy, and any negative credit comments must be explained and documented to our satisfaction.  Prospective providers will be required to provide favorable bank references.  A UCC-1
Financing Statement search will be performed to determine that there are no present liens against the receivables of the prospective provider.  If any receivable liens do exist, the liens must be paid off before, or as part of, the initial purchasing or funding of any receivables.

       Purchase Of Receivables.  Our purchase agreement with a provider will require that we have the right of first refusal on all of the provider's receivables on a regular-interval basis, generally for one year.

       Receivables Characteristics.  In some cases, we may purchase receivables that are more than 90 days old, depending on the analysis of the receivable.
The age for any receivable is the number of days elapsed since its billing date to the payor of the receivable.  We will buy receivables with the goal that the average age of receivables in our portfolio generally will not exceed 180 days.
We will have the sole discretion as to which receivables we will purchase.  We will reserve the right to disqualify some categories, or some payors, of receivables for purchase at our discretion.

       When acquiring receivables, we will only purchase receivables that are to be paid by:
   -   an insurance carrier;
   -   an approved HMO;
   -   an approved government agency;
   -   an approved institutional facility;
   -   a self-insured employer; or
   -   an other entity which meets our financial standards.

       Except for government agencies, we will limit the portion of our portfolio of receivables that are payable by a single payor to 15%.  We also will ensure that at any given time no more than 50% of our total outstanding investment portfolio of receivables, in the aggregate, will be from Medicare and Medicaid payors.  Because Medicare and Medicaid claims are submitted electronically, the turnaround time for payment is about 30 days.  It is for this reason we will accept higher amounts of these receivables than from traditional commercial insurance carriers.

       Pricing Receivables For Purchase.  Once a seller has met the criteria and agreed to the requirements, we will begin the process of selecting and pricing the receivables for purchase.  One of the most important aspects of the selection process, and the due diligence procedure performed on prospective providers, involves an analysis of a provider's historical receivables and collections records to evaluate the receivables likely to be paid within a defined collection period.

       Our purchase price paid for healthcare and other receivables will be based on a percentage of the face value of the receivable.  To determine the purchase price, the face value will be reduced first by the amount of any patient co-payment and any amounts in excess of what the payor has historically paid for the procedure giving rise to the receivable.  The resulting amount will then be further reduced by considering other factors that influence the amount which is likely to be collected under the receivable, including the historical collection experience of the provider, amount of reserves held for that provider and overall experience in purchasing and collection of receivables from a provider.  The resulting number will be the estimate of the net collectible value of the receivable, or the estimated net receivable.

       Reserve Account.  We will purchase the receivables at a price equal to the estimated net receivable. Only a portion of the purchase price, not exceeding 90% of the estimated net receivable, will be paid to the seller immediately. A portion of the purchase price not immediately paid will be allocated to a reserve account for that provider. We will retain the remainder of the unpaid purchase price as our fee.

       The purpose for establishing a reserve account is to have protection against losses due to uncollected receivables.  Withholding a portion of the purchase price is easier to exercise than attempting to require the replacement of an uncollected receivable or otherwise seeking enforcement of the receivables purchase agreement.  If a purchased receivable becomes outstanding for over 180 days, we may, at our option:

   -   offset the amount actually paid to the seller for the receivable against the seller's reserve account;
   -   offset the amounts due to the seller from the purchase of other batches of receivables;
   -   require the seller to replace the uncollected receivables with additional receivables; or
   -   exercise our rights under a guarantee from the seller, if any.

       If a receivable is collected at a later date, the reserve account will be credited by the amount of the collection up to the amount that was previously offset.  Any time the amount collected with respect to a receivable is less than the amount invoiced, the difference will be offset against the reserve account.  If the receivables purchase agreement is terminated, any remaining balance in a seller's reserve account will be returned to the seller after the payment of any advances made by us, and any interest and fees due have been paid.

       The amount of the reserve account will generally range from 10% to 25%
of the estimated net receivable.  A seller is paid the amount allocated to its reserve account only when the amount exceeds a negotiated percentage, usually
25%, of all of the receivables purchased from the seller that are outstanding at any one time.  From time to time a reserve accounting will be made to the seller.  When warranted by this accounting, any excess in the reserve account will be paid to the seller within 15 days of the accounting. Any amount paid on a batch of receivables in excess of the estimated net receivable is allocated as a credit to the seller's reserve account.

       An adjustment may be made if the seller's reserve account balance falls below 5% of the outstanding uncollected receivables balance for that seller.
The adjustment is typically made to the estimated net receivable percentage.
This adjustment effectively reduces the percentage of cash immediately paid to the provider when future receivables are purchased.  For example, a provider may be initially paid 85% of the estimated net receivable immediately when a receivable is purchased from that provider.  If that seller's reserve account balance falls below 5% of the outstanding receivables balance and requires an adjustment, the provider may only be paid 80% of the estimated net receivable at the time of purchase for future receivable purchases.  In this example, in addition to the normal allocation to the reserve account, an additional 5% of the estimated net receivable would be allocated to the reserve account for all future purchases. This adjustment, in effect, increases the amount allocated to the reserve account on each future purchase.

       Lock Box And Collections.  As required under the receivables purchase agreements established for each seller, all proceeds from the collection of the purchased receivables are required to be paid to a lock box account.  A lock box account is a post office box, called a lock box, established by the bank that processes the payments. Payments are sent directly to these lock boxes.
Therefore, the third-party payor payments of receivables will not go to the seller, but rather will be sent to the appropriate lock box. When a seller enters into a receivables purchase agreement, a notice of change in mailing address is sent to all payors of the receivables that are being purchased.  The notice will instruct the payors to deliver all payments to the appropriate lock box account.  Each lock box is established and functions solely to receive payments.  When payments are sent to the lock box, the lock box processing bank deposits the payment into a lock box account with that bank.

       Separate lock box accounts will be established for each seller.
Receivables due and owing from government programs are subject to laws and regulations not applicable to commercial payors.  Except in limited cases,
Medicare and Medicaid laws and regulations provide that payments for services rendered under government programs can only be made to the healthcare provider that has rendered the services.  Therefore, each seller will have a lock box for non-government collections and a separate lock box for government collections, like Medicare, Medicaid, CHAMPUS, etc.  The lock box account will be in the name of both the seller and MedVision Capital Corporation for the government collections, and another will be in the name of MedVision Capital
Corporation for the non-government collections.  The bank lock box proceeds are maintained in a zero balance account which will be swept daily by each bank maintaining a lock box account to the cash concentration account that is under the control of MedVision Capital Corporation.

       Weekly reports of purchased receivables are generated on a seller by seller basis. These reports provide currently updated accounts receivable agings and other valuable portfolio information, including claim denial trends and collections performance.  Copies of these weekly reports are sent to our executive offices and the payment and aging update reports are sent to each seller.

       Servicing of Receivables.  Once a receivable is purchased we will regularly run reports showing receipts from the account receivable purchased from each medical provider. These reports will show the progress of collections being paid. If the reports show a delay in payments, we will call the payor to determine the reason for the delay. If a purchased receivable is rejected by a payor or becomes outstanding for over 20 days, we will take appropriate action which may include:

   -   offset the amount actually paid to the seller for the receivable against the seller's reserve account.
   -   offset the amounts due to the seller from the purchase of other  batches of receivables
   -   require the seller to replace the uncollected receivables with additional receivables; or
   -   exercise our rights under a guarantee from the seller, if any.

       Third party payors will generally pay within a 30-day to 120-day period.
MedVision discounts its fees from funding to the medical provider on the purchase of the receivables. MedVision's profits are derived at funding from the purchase of the medical receivables.

CREDIT LOSS POLICY

       We will regularly review our outstanding healthcare receivables to determine the adequacy of our allowance for losses on receivables.  We will maintain the allowance for losses on receivables at an amount estimated to be sufficient to absorb future losses, net of recoveries, inherent in the healthcare receivables.  In evaluating the adequacy of the allowance, we will consider factors like trends in healthcare sub-markets, past-due accounts, historical charge-off and recovery rates, credit risk indicators, economic conditions, on-going credit evaluations, overall portfolio size, average seller balances, reserve account balances, real estate collateral valuations, if any, and underwriting policies.  However, many of these considerations involve the significant use of estimates and are subject to rapid changes which may be unforeseen and could result in immediate increased losses and material adjustments to the allowance or actual losses.

       To the extent that we may deem specific healthcare receivables to be wholly or partially uncollectable, we will establish a specific loss reserve equal to that amount.  We have not established an allowance for losses because we are a newly formed company. There can be no assurance that any allowance established in the future will be adequate to cover any losses we may experience.  We expect to use a general guideline for credit loss allowances of
2% of outstanding debt at the time of reporting.  However, this guideline will be adjusted to reflect the performance of each individual client.

       Because we are likely to collect more than the amount initially paid to the seller of the receivable, the portion of the purchase price that has been withheld represents a reserve, or additional security, for the collection of the amounts due under all of the receivables from that seller.  The amount of the holdback of a portion of the receivables' purchase price that does not represent a yield to us upon collection of the receivable is allocated to the reserve account of that seller.  In some cases, some or all of the balance of a reserve account can be returned to the seller.  If a receivable is in default, we will take measures to recover the purchase price.  These measures include reducing the sellers' balance in its reserve account, seeking replacement of the receivable from the seller, or enforcing corporate or personal guarantees given by the seller, if any.

TITLE TO RECEIVABLES

       We believe that the receivables purchase transactions we will enter into will be "true sales" and the purchased receivables will be owned by us.
However, the purchase of a receivable might be characterized as a secured financing, or a loan secured by the receivables.  Therefore, we will also take a security interest in each receivable purchased and will file a UCC-1 financing statement covering the receivables.  If it is determined that a true sale of the receivable has not occurred, we may be able to foreclose on the receivable or the proceeds of the receivable as security for the amount paid for the receivable.

COMPETITION

       We expect to encounter significant competition in our healthcare finance business from numerous commercial banks, diversified finance companies, secured lenders and specialty healthcare finance companies.  In addition, healthcare providers often seek alternative sources of financing from a number of sources, including venture capital firms, small business investment companies, suppliers and individuals.  As a result, we will compete with a significant number of local and regional sources of financing and several large national competitors.
Many of these competitors have greater financial and other resources than we do and may have significantly lower costs of funds.  Competition can take many forms, including the pricing of the financing, transaction structuring, like the use of securitization vs. portfolio lending, timeliness and responsiveness in processing a client's financing application and customer service.  Although many of our competitors have focused their business on large hospitals and clinics and generally prefer to buy receivables in multi-million dollar denominations, typically with a lower profit margin, these competitors could enter our target markets more aggressively in the future.

GOVERNMENT REGULATION

       Our healthcare financing business may be subject to federal and state regulation and supervision.  Currently, there are no regulations that require us to obtain specific licenses or approvals, other than those applicable to businesses in general, to be able to purchase receivables in the State of
Pennsylvania and New Jersey.  We will continually research and monitor regulations and will apply for the appropriate licenses if regulations change and require us to be licensed to perform our business in any particular state in which we may operate.

       Our business will be affected by our inability to directly collect receivables under government programs and the right of payors under these programs to offset against unrelated receivables.  Our healthcare receivables purchase business will also be indirectly affected by healthcare regulation to the extent that any of our sellers' failures to comply with the applicable regulations affect our ability to collect their receivables.

EMPLOYEES

       As of the date of this prospectus, we employed no full-time employees.
All activities to date have been undertaken by our sole officer and director.
We anticipate that we will begin hiring employees as needed to support our entry into the healthcare receivable financing business.

PROPERTIES

       We are headquartered in Philadelphia, PA.  Substantially all of our operating activities are conducted from 800 square feet of office space provided by our president at no charge.  We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed.  We do not own any real estate.

                               PLAN OF OPERATION

       Our primary focus over the course of the next 12 months will be concentrated on building a portfolio of healthcare receivables purchased from healthcare providers.  Generally, we will limit our purchase of healthcare receivables to obligations of commercial insurance carriers, health maintenance organizations and debts guaranteed by a state or the United States government, including Medicare and Medicaid.

       We were recently formed and all activity to date has been related to the formation of our business, formulation of our business plan and the development of our proposed financing.  Our ability to commence our proposed business operations depends upon our obtaining adequate financial resources through this offering.  As of the date of this prospectus, we had not incurred any material costs or expenses other than those associated with the formation of our company and initiation of this offering.

       We believe that we require a minimum of $250,000 of available capital to begin purchasing healthcare receivables.  If such capital is not raised from this offering or from other sources we will continue operating in the developmental stage, in which event we believe we have adequate cash on hand for approximately 24 months.

       Our officers will provide daily management of our company, including marketing, administration, financial management, underwriting, purchase and collection of receivables.  We will also engage other employees and service organizations to provide needed services as the need for them arise.  These could include services such as computer systems, marketing, cash management, collections, accounting, and administration.

       We expect our initial operating expenses will be paid for by utilization of some of the proceeds of this offering and from cash flows generated from collections on receivables.

       There can be no assurance that we will be able to successfully purchase any healthcare receivables.  We believe that we can control the general and administrative expenses of our operations to be within the cash available from this offering and from the collections on the receivables which we may purchase.  If our initial operations indicate that our business can fulfill a demand for the purchase of healthcare receivables on a basis which will lead to establishment of a profitable business we may seek additional sources of cash to grow the business.  We do not currently have any commitments for the purchase of healthcare receivables or for additional financing.

                               LEGAL PROCEEDINGS

       We are not a party to or aware of any threatened litigation of a material nature.

                                 LEGAL MATTERS

       The validity of the shares offered under this prospectus is being passed upon for us by William G. Hu, Esq., Attorney-at-Law, Forest Hills New York.

                                    EXPERTS

       The financial statements of MedVision Capital Corporation for the period from inception on January 3, 2003 through April 30, 2003, included in this prospectus have been examined by Stan J.H. Lee, CPA, Fort Lee New Jersey, independent certified public accountants, as indicated in his report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities.  This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations.  Statements in this prospectus about any contract, agreement or other document are not necessarily complete.  With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

        Such material can be read and copied at the Public Reference Room of the SEC at 450 5th Street, N.W., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information which we will file with the SEC which are available on the World Wide Web at: http://www.sec.gov.

        We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

            [The balance of this page is intentionally left blank]

                             FINANCIAL STATEMENTS
                                      OF
                         MEDVISION CAPITAL CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         AUDITED FINANCIAL STATEMENTS

                                APRIL 30, 2003

                               TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------
Independent Auditor's Report.........................................     F-2

Balance Sheet as of April 30, 2003...................................     F-3

Statement of Operations for the Period from January 3,
2003 (Inception) through April 30, 2003..............................     F-4

Statement of Stockholders' Equity for the Period
 from January 3, 2003 (Inception) through April 30, 2003.............     F-5

Statement of Cash Flows for the Period from January 3, 2003
  (Inception) through April 30, 2003.................................     F-6

Notes to Financial Statements........................................     F-7

                                      F-1

STAN J.H. LEE, CPA                                          TEL) 201-681-7475
2182 LEMOINE AVENUE, SUITE 200                              FAX) 815-846-7550
FORT LEE, NJ 07024

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of:
MedVision Capital Corporation
(A Development Stage Company)
2000 Hamilton Street, #520
Philadelphia, PA 19130

I have audited the accompanying balance sheet of MedVision Capital Corporation
(a development stage company) from January 3, 2003 (inception) through April
30, 2003. These financial statements are the responsibility of the Company's management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards.
Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MedVision Capital Corporation
(a development stage company) as of April 30, 2003, and the results of its operations and its cash flows for the period from January 3, 2003 (inception)
through April 30, 2003 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that
MedVision Capital Corporation will continue as a going concern.  As discussed in Note 1 to the financial statements, MedVision Capital Corporation was only recently formed, has no revenue since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern.  Management's plans in regards to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/S/ Stan J.H. Lee, CPA
-------------------------------
May 5th, 2003
Fort Lee, NJ
License # CC23007

                                      F-2

                         MEDVISION CAPITAL CORPORATION
                         (A Development Stage Company)
                                 Balance Sheet
                                April 30, 2003

                                    ASSETS

Current assets
   Cash in a bank                                                     $25,500
Other assets
   Deferred offering costs                                              5,000
                                                                      -------
      TOTAL ASSETS                                                    $30,500
                                                                      =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Account payable                                                      5,000
                                                                      -------

STOCKHOLDERS' EQUITY

   Preferred stock - par value $.001, 20,000,000 shares
   authorized, no shares issued and outstanding                       $    --

   Common stock - par value $.001, 100,000,000 shares
   authorized, 25,500,000 shares issued and outstanding                25,500

   Additional paid-in capital                                              --

   Accumulated deficit                                                     --

Total stockholders' equity                                             25,500
                                                                      -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $30,500
                                                                      =======

                See accompanying notes to financial statements

                                      F-3

                         MEDVISION CAPITAL CORPORATION
                         (A Development Stage Company)
                            Statement of Operations
              From January 3, 2003 (Inception) to April 30, 2003

Revenues                                                              $    --
Cost of revenues                                                           --
                                                                      -------
Gross profit                                                               --

Operating expenses                                                         --

Net income                                                            $    --
                                                                      =======

Net income per share - basic and diluted                              $  0.00
                                                                      =======

Weighted average number of common stock equivalent                 25,500,000
                                                                   ==========

                See accompanying notes to financial statements

                                      F-4

                         MEDVISION CAPITAL CORPORATION
                         (A Development Stage Company)
                       Statement of Stockholders' Equity
              From January 3, 2003 (Inception) to April 30, 2003

                                                            Deficit
                                                          accumulated
                                              Additional    during
                              Common Stock     paid-in    development  Total
                             Shares   Amount   capital       stage     equity
                           ---------- ------- ----------  -----------  -------
Issuance of common stock
for cash, at inception on
January 3, 2003            25,500,000 $25,500         --           --  $25,500

Net income (loss) for the
period from January 3,
2003 to April 30, 2003             --      --         --           --       --
                           ---------- ------- ----------   ----------  -------
Balance at April 30, 2003  25,500,000 $25,500 $       --   $       --  $25,500
                           ========== ======= ==========   ==========  =======

                See accompanying notes to financial statements

                                      F-5

                         MEDVISION CAPITAL CORPORATION
                         (A Development Stage Company)
                            Statement of Cash Flows
               Increase (Decrease) in Cash and Cash Equivalents
              From January 3, 2003 (Inception) to April 30, 2003

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES
  Net income                                                          $    --
                                                                      -------
NET CASH USED IN OPERATING ACTIVITIES                                      --
                                                                      -------

CASH FLOWS FROM INVESTING ACTIVITIES                                       --
                                                                      -------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
  Proceeds from sale of common stock                                   25,500
                                                                      -------
NET CASH PROVIDED BY FINANCING ACTIVITIES                              25,500
                                                                      -------

NET INCREASE (DECREASE) IN CASH                                        25,500

CASH AT BEGINNING OF PERIOD                                                --
                                                                      -------

CASH AT END OF PERIOD                                                 $25,500
                                                                      =======

                See accompanying notes to financial statements

                                      F-6

                         MEDVISION CAPITAL CORPORATION
                         (A Development Stage Company)
                       Notes to the Financial Statements
                                April 30, 2003

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Organization and Business Operations

MedVision Capital Corporation ("the Company") was incorporated under the laws of the State of Delaware on January 3, 2003.  The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware including, without limitation, providing asset-based financing and factoring of receivables to healthcare service providers with a primary focus on clients operating in sub-
markets of the healthcare industry, including long-term care, home health care and physician practice.  To date, the Company has not conducted any significant operations, and its activities have focused primarily on organizational efforts, corporate compliance matters and capital raising activities.  Since the Company has not yet commenced any principal operations, and has not yet earned significant revenues, the Company is considered to be a development stage enterprise as of April 30, 2003.  The Company's ability to commence operations is contingent upon its ability to raise additional capital.

B. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the
Company as a going concern. The Company has generated no revenue since its
inception on January 3, 2003.   The Company has been reliant on funding from
stockholders.

Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company plans to raise additional funds through equity and/or debt financing. However there is no assurance that it will be successful in its efforts to raise capital. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. Its financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

C.  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

D.  Cash and Cash Equivalents

For the purpose of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

E.  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards
Board Statement of Financial Accounting Standards No. 109 "Accounting for
Income Taxes" ("Statement 109").  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date.

F.  Net Loss Per Common Share

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period.  Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.  At April 30, 2003, there were no common stock equivalents outstanding which may dilute future earnings per share.

G.  Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value.  For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accrued expenses and notes payable approximate fair value due to the relatively short period to maturity for these instruments.

H.  New Accounting Pronouncements

Statement No. 141 "Business Combinations" ("SFAS 141") establishes revised standards for accounting for business combinations.  Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination.  This statement is effective for business combinations initiated on or after July 1, 2001.  The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142") provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition.  Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs.  This statement is effective for all fiscal years beginning after December 15, 2001.  The implementation of SFAS 142 is not expected to have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 143, "Accounting for Asset Retirement Obligations," ("SFAS 143")
requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred.  When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset.  Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.  The standard is effective for fiscal years beginning after June 15, 2002.  The adoption of SFAS 143 is not expected to have a material impact on the Company's financial statements.

Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived
Assets" ("SFAS 144") supercedes Statement No. 121 "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of"
("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance.  SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions.  SFAS 144 also supercedes the provisions of
APB 30, "Reporting the Results of Operations," pertaining to discontinued
operations.  Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information.  SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary.  This statement is effective for all fiscal years beginning after December 15, 2001. The implementation of SFAS 144 is not expected to have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment
of FASB Statement No. 13, and Technical Corrections," ("SFAS 145") updates, clarifies, and simplifies existing accounting pronouncements. SFAS 145 rescinds
Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Opinion 30 will now be used to classify those gains and losses.  Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.  Because the transaction has been completed, Statement 44 is no longer necessary. SFAS 145 amends Statement
13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions.  This amendment is consistent with FASB's goal requiring similar accounting treatment for transactions that have similar economic effects. The adoption of SFAS 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 146, "Accounting for Exit or Disposal Activities" ("SFAS 146")
addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in EITF 94-3, "Liability Recognition for
Certain Employee Termination Benefits and Other Costs to exit an Activity
(including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated -
nullifying the guidance under EITF 94-3. Under SFAS 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan.  This statement is effective for exit or disposal activities initiated after December
31, 2002 with earlier application encouraged.  The adoption of SFAS 146 is not expected to have a material impact on the Company's financial position or result of operations.

I.  Deferred Offering Costs

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised.  Should the offering be terminated, the costs are charged to operations during the period when the offering is terminated.

NOTE 2 - CAPITAL STOCK

A. Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at
$.001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.
As of April 30, 2003, no preferred stock has been issued.

B. Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.001 par value.  On January 3, 2003, the Company issued 25,500,000 shares of its common stock to the founder of the Company pursuant to Section 4(2) of the
Securities Act of 1933 for an aggregate of $25,500 (or $.001 per share) in cash.

C. Warrant and Options

There are no warrants or options outstanding to issue any additional shares of common stock.

NOTE 3 - SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 5,000,000 shares of its previously authorized but unissued common stock.  The Company plans to file a registration statement with the
United States Securities and Exchange Commission on Form SB-2 under the
Securities Act of 1933.  An offering price of $0.50 per share has been arbitrarily determined by the Company.  The offering will be managed by the
Company without any underwriter.  The Company plans to have its sole officer sell the shares without any discounts or other commissions.

                         MEDVISION CAPITAL CORPORATION

                            SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

The Investor named below, by payment of the purchase price for such Common
Shares, by the delivery of a check payable to MedVision Capital Corporation, hereby subscribes for the purchase of the number of Common Shares indicated
below of MedVision Capital Corporation, at a purchase price of $0.50 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the
Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:     (1)   Number of Shares ___________________________

                    (2)   Total Contribution ($0.50/Share) $__________

                                 Date of Investor's check ____________

B.  REGISTRATION:
                    (3)   Registered owner: __________________________

                                 Co-Owner: ___________________________

                    (4)   Mailing address: ___________________________

                                 City, State & zip: __________________

                    (5)   Residence Address (if different from above):

                          ============================================

                    (6)   Birth Date:      ______/______/______

                    (7)   Employee or Affiliate: Yes ______  No ______

                    (8)   Social Security: #: ______/______/______

                                 U.S. Citizen [ ]          Other [ ]

                                 Co-Owner Social Security:

                                 #: ______/______/______

                                 U.S. Citizen [ ]          Other [ ]

                                 Corporate or Custodial:

                                 Taxpayer ID #: ______/______/______

                                 U.S. Citizen [ ]          Other [ ]

                    (9)   Telephone (H) (     ) ______________________

C.  OWNERSHIP       [ ] Individual Ownership       [ ] IRA or Keogh

                    [ ] Joint Tenants with Rights of Survivorship

                    [ ] Trust/Date Trust Established_______________

                    [ ] Pension/Trust (S.E.P.)

                    [ ] Tenants in Common          [ ] Tenants by the
                                                       Entirety

                    [ ] Corporate Ownership        [ ] Partnership

                    [ ] Other_____________________

D. SIGNATURES:

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

       MedVision Capital Corporation
       2000 Hamilton Street, #520
       Philadelphia, Pennsylvania 19130-3883
       Telephone / Fax:  (215) 893-3662

____________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________

=============================================================================
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

                         MEDVISION CAPITAL CORPORATION

                               5,000,000 SHARES

                                 COMMON STOCK

                               ________________

                                  PROSPECTUS
                               ________________

                                  May 6, 2003

Until                                 , all dealers that effect transactions in
these  securities,  whether  or  not  participating  in  this  offering, may be required  to  deliver  a  prospectus.  This  is  in  addition  to  the dealers'
obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

=============================================================================

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

       1.  Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

       (a)  A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of
Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       (d)  Any indemnification under subsections (a) and (b) of this section
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

       (e)  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.  Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

       (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

       (g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

       (h)  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation
(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       (i)  For purposes of this section, references to "other enterprises"
shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan;
and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

       (j)  The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       2.  The Issuer's Certificate of Incorporation limits liability of its
Officers and Directors to the full extent permitted by the Delaware General
Corporation Law.  The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*.

       The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                      Amount
                                  ----------
SEC registration fee                 $230.00
Blue Sky fees and expenses          3,000.00
Printing and shipping expenses      2,000.00
Legal fees and expenses             5,000.00
Accounting fees and expenses        3,000.00
Transfer agent and misc. expenses   2,000.00
                                  ----------
     Total                        $15,230.00
                                  ==========

* All expenses are estimated except the SEC filing fee.

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

       The following sets forth information relating to all previous sales of securities by the Registrant which sales were not registered under the
Securities Act of 1933.

       In connection with our organization, Michael Tay, our sole officer and director, paid an aggregate of $25,500 cash to purchase 25,500,000 shares of our common stock on January 3, 2003.  This purchase and sale were exempt from registration under the Securities Act of 1933, (the "Securities Act"), according to Section 4(2) on the basis that the transaction did not involve a public offering.  The securities were offered and sold without any general solicitation to persons affiliated with the Issuer as founding shareholders, are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.
Certificates representing the securities bear such a legend.

       The purchaser listed above represented its intention to acquire the securities for investment only and not with a view toward distribution.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

ITEM 27.     EXHIBITS.

       The following is a list of exhibits filed with this Registration
Statement:

EXHIBIT NO.    DESCRIPTION
-----------    -----------
1.1            Subscription Agreement
3.1            Certificate of Incorporation
3.2            By-laws
4.1            Form of Common Stock Certificate
5.1            Opinion re: legality
23.1           Consent of Counsel (included in exhibit 5.01)
23.2           Consent of Independent Accountants

       All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-laws.

ITEM 28.     UNDERTAKINGS.

       The undersigned registrant undertakes:

       (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

             I.  To include any prospectus required by Section 10(a)(3) of the
             Securities Act of 1933;

             II.  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the
             registration statement;

             III.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the
             Registration Statement.

       (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       Subject to the terms and conditions of Section 15(d) of the Securities
Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

       Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of
Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of
Philadelphia, State of Pennsylvania, on May 6, 2003.

                                      MEDVISION CAPITAL CORPORATION
                                      (Registrant)

                                      /s/ Michael Tay
                                       -----------------------------------------
                                      By: Michael Tay
                                      Title: President, Chief Executive Officer,
                                      Treasurer and Principal Financial Officer

       In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Michael Tay
----------------------------------------
By: Michael Tay
Title: President, Secretary, Treasurer,
Principal Financial Officer and Director
Date: May 6, 2003